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                                                                    EXHIBIT 23.6


               (NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD)



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 9, 2001 and our audit letter dated July 11, 2001 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation, in this Amendment No. 2 to the Exchange Offer Registration Statement on Form S-4 of Westport Resources Corporation (the "Amended Registration Statement"), to all references to our firm and the Reserve Letters included in or made a part of the Amended Registration Statement and to the reference to our firm as experts in the Amended Registration Statement.




                                     NETHERLAND, SEWELL & ASSOCIATES, INC.





                                     By:  /s/ C.H. (SCOTT) REES, III
                                        --------------------------------
                                        C.H. (Scott) Rees, III
                                        President and Chief Operating Officer



Dallas, Texas

February 5, 2004